[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.17

                     PRODUCTION AND MANUFACTURING AGREEMENT

         This Production and Manufacturing Agreement (the "Agreement") is made and entered into this 9th day of September 2002 (the "Effective Date") by and between (i) ChemSyn Laboratories, a department of Eagle-Picher Technologies, LLC, with its principal place of business at 13605 W. 96th Terrace, Lenexa, Kansas 66215-1297 ("CSL "), and (ii) GTx, Inc., a Tennessee corporation with its principal place of business at 3 North Dunlap Street, 3rd Floor, Memphis, Tennessee 38163 ("GTx"), who, intending to be legally bound, hereby agree as follows:

         WHEREAS, GTx has developed and owns the entire right, title and interest in and to [ * ] and [ * ] and pharmaceutical compositions comprising
[ * ], [ * ] and other related pharmaceutical compositions (collectively the "Product") and desires to produce and manufacture the Product for preclinical studies and clinical trials and, if later approved by the requisite governmental authorities, for commercial sale;

         WHEREAS, CSL is currently working with GTx under a contract dated March 9, 2001 (the "2001 Contract") to produce small quantities of [ * ] (the "[ * ] Product") (previously estimated to be [ * ] per batch) to develop a manufacturing process for the [ * ] Product and to manufacture the [ * ] Product for clinical and preclinical studies;

         WHEREAS, CSL and GTx desire to enter into this Agreement to replace the 2001 Contract and to form the framework for additional work to be performed by CSL for GTx from time to time.

         NOW, THEREFORE, for and in consideration of the terms and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSL and GTx agree as follows:

1.       SERVICE

         1.1 THE SERVICE. Schedule 1 sets forth a description and price for additional Services to be performed by CSL in accordance with the terms hereof. Any future Services pertaining to [ * ], [ * ] or other related compounds shall be performed by CSL under the terms of this Agreement by CSL and GTx executing an Addendum hereto identifying the additional Service to be performed, the price, time period, and other terms specific to the particular Service. Upon execution of the Addendum by the parties, the Addendum shall be considered an additional Schedule to his Agreement and a part hereof.

         1.2 THE PROCESS. Operating under the 2001 Contract, CSL has synthesized [ * ] of material through [ * ] of a [ * ] process to manufacture the [ * ] Product. Current batch records documenting the manufacturing process ("Batch Records") through [ * ] for the manufacture of


                                       1.

[ * ] Product have been prepared by CSL and reviewed by GTx. CSL has used portions of this material to synthesize [ * ], under cGMP conditions, and to synthesize [ * ]. The remainder of the material will be stored by CSL and utilized in accordance with the agreement of GTX and CSL. Any additional Product to be manufactured in the future by CSL will be manufactured under cGMP or non-cGMP conditions, as specified in an Addendum to this Agreement.

CSL agrees that it will utilize the best available current technology known to it to synthesize [ * ], [ * ] and other compounds the parties may hereinafter agree upon, utilizing the most current Batch Records then available for a particular process. CSL also agrees that it will consult with GTx at all reasonable times during the manufacturing process to ensure that the desired Product is being manufactured in accordance with the current specifications then approved for the Product by the parties. For any Product being manufactured by CSL in accordance with then applicable Batch Records, GTx shall have the right to approve the master Batch Records for such Product, any planned deviations from the Batch Records (and GTx should be consulted as soon as possible regarding any emergency deviation from the Batch Records), as well as the final Batch records for the Product.

         1.3 RECORD MAINTENANCE; BATCH RECORDS. For the term specified, CSL shall retain, by company Standard Operating Procedures (SOP), files, records, manufacturing logs, forms, laboratory data books and notebooks for any and all data, process information and results, for each of the Services performed under this Agreement; copies of all such records which are reasonably requested by GTx in writing shall be provided by ChemSyn's Standard Operating Procedures at GTx's expense. CSL will develop, document, and maintain current Batch Records for each step of the production process for each desired cGMP Product produced as a part of the Services hereunder, in accordance with good manufacturing practices and procedures and applicable FDA and other governmental agency requirements. CSL agrees to provide GTx with a copy of all Batch Records along with CSL's quality assurance review statement. CSL also shall provide GTx, at GTx's expense, with all information GTx may reasonably request in order to obtain or comply with any necessary regulatory approvals, permits, licenses, clearances and notifications for manufacture, shipment, sale or use of the Product. All CSL records pertaining to any GTx Product shall be maintained by CSL in accordance with applicable regulations.

         1.4 TESTING. CSL will perform in-process testing for quality, quantity and yield in accordance with its planned manufacturing process for the production of each Product it is producing for GTx, including [ * ] and [ * ], and all such in-process testing for Product manufactured under cGMP conditions shall be done in accordance with then applicable regulations. Solvents and reagents used in the manufacturing process will require only an identification test by CSL and an accompanying Certification of Analysis. All test results of the Product will be shared with GTx. No other tests by CSL are contemplated under this Agreement, and any additional testing by CSL will be done only with both parties prior written approval at an agreed upon price.

         1.5 TIMING. The Services to be performed hereunder are expected to take approximately the time period set forth in Schedule 1 hereof for each such Service. In the event a particular Service will exceed the estimated time period, CSL will consult with GTx to determine the appropriate additional time necessary to complete the Service. If additional manufacturing or process development time is required by CSL to complete the Service, no additional fee shall be


                                       2.

payable to CSL for additional work unless this Agreement shall be amended in writing by both parties.

         1.6 INFORMATION. CSL will provide GTx with verbal weekly updates on the progress it is making under this Agreement, and written project updates monthly if requested by GTx. CSL also will provide to GTx copies of all test results, laboratory records, Batch Records, and other information pertaining to the Services it is performing for GTx under this Agreement.

         1.7 INSPECTIONS. GTx or its designated agent may inspect CSL's production and testing facilities at Lenexa, Kansas, examine samples of the material and/or Product, as the case may be, review the records under Section
1.3 and review any other records applicable to any GTX Product including all test results, equipment, maintenance and calibration records, raw material and finished product storage area records, shipping records and all applicable SOP's developed and utilized by CSL for its development, manufacturing and/or testing processes and procedures. The inspections are limited to two (2) days per calendar year. If GTx requests additional time, then CSL shall be compensated by an amount to be agreed upon in a mutually agreed upon Addendum.

         1.8 GOVERNMENT COMMUNICATION. CSL will promptly provide to GTx copies of all documents in its possession concerning communications to or from the FDA or prepared by the FDA, or to or from or prepared by any other governmental agency, which bear in any respect on compliance by CSL with FDA and other relevant governmental agency requirements pertaining to the development or manufacture of any Product under this Agreement.

2.       PAYMENT AND DELIVERY

         2.1 AMOUNT. The Project Fee for this Service is outlined in the workscope found in Schedule 1. The fees for subsequent projects shall be determined by GTx and CSL on a project by project basis, and will be attached to this Agreement an Addendum hereto. Applicable state sales taxes will be assessed on all shipments and/or services unless proof of exemption for the destination state(s) can be provided.

         2.2 STORAGE FEE. Finished product (Active Pharmaceutical Ingredient) stored by CSL for GTx for [ * ] will be subject to a storage fee. The [ * ] storage fee for the stored finished product will be the [ * ]: (i) an amount equal to [ * ] of the contract pertaining to the stored finished product, or (ii) [ * ] per lot. For purposes hereof, a "lot" shall mean for each Service, the amount of finished product to be manufactured by CSL for GTx as specified for the Service. The storage fee will activate [ * ] after the completion of the project. In the event any finished product, which is being stored by CSL, is specified in writing by the Parties for use as an ingredient in another Product, the storage fee for such finished product shall be waived.

         2.3 FIXED FEE PAYMENT. Upon execution of this Agreement, GTx will pay as an Initial Deposit [ * ] of the aggregate Project Fee for the initial project. GTx will pay to CSL [ * ] of the agreed upon amount for each additional Service upon execution of the Addendum adding each Service to this Agreement. Another [ * ] of the Project Fee for each such Service will be considered earned by CSL and due and payable to it upon completion of each such Service. Completion of Service will be defined as when CSL has Product packaged, batch records


                                       3.

reviewed and the Product is ready for shipment or is waiting for independent laboratory results to complete the certificate of analysis. A final payment of [ * ] of the Project Fee for each Service shall be due and payable to CSL upon CSL's completion of the Service and delivery of copies of any applicable Batch Records to GTx in accordance with this Agreement. All payments are to be made by GTx within [ * ] of CSL's issuance of its invoice.

         2.4 TIME AND MATERIAL PAYMENT. If CSL is to perform services based on a Time and Material fee schedule, GTx will pay an Initial Deposit of [ * ] of each additional Service which is based on a Time and Material Addendum executed by both parties. GTx shall reimburse CSL for all related project costs including direct labor at specified hourly rates, direct material, direct suppliers and waste disposal, as well as all other reasonable out-of pocket costs incurred by CSL with unaffiliated third parties in the performance of each such additional Service thirty days after issuance by CSL of an itemized invoice of such costs. Upon completion of work covered by the Initial Deposit, CSL will commence monthly invoicing for the balance of the work preformed under the Time and Materials Addendum. CSL will invoice every thirty days for work completed during that period. All payments are to be made by GTx within [ * ] of CSL's issuance of its invoice.

         2.5 DELIVERY. Unless otherwise stated in this Agreement, all goods are sold F.C.A. shipping point.

3.       CHANGES AND DESIGNATED REPRESENTATIVES

         3.1 CHANGE ORDERS. Any changes or modifications to this Agreement requiring the payment by GTx of additional fees or costs shall require the prior written approval of GTx. Any modification to the Project Fee on account of a change order will be paid in accordance with Section 2.3 or 2.4, whichever is applicable.

         3.2 DESIGNATED REPRESENTATIVE. Any material change in the Services to be provided by CSL shall be confirmed in writing by the parties' authorized representative(s) designated to be anyone of the following persons:

                                       GTX

NAME                                     TITLE:

Marc Hanover                             President, COO

Mark Mosteller                           CFO

Karen Veverka                            Director, ARTA Program

                                       CSL

Dr. Bill Griggs                          Regional Accounts Manager

Scott B. Parker                          Sales and Marketing Manager



                                       4.

4.       INTELLECTUAL PROPERTY

         4.1 CSL will acquire no rights of any kind with respect to the material or ingredients for any Product or any of the finished Product. GTx shall own the entire right, title and interest in and to the material, ingredients and the Products.

         4.2 CSL will not sell or use the material, ingredients or Products for any purpose other than as provided herein without first receiving prior or written approval from GTx.

         4.3 All intellectual property, information, discoveries, formulation, compounds, compositions, processes, Batch Records, test results, formulae, specifications, methods, techniques, or improvements, whether or not patentable ("Service Inventions") arising from the performance of the Services shall promptly be made known to GTx in writing, and GTx shall have sole and exclusive rights to all such Service Inventions, which shall be the sole property of GTx. CSL shall assign and will assign Service Inventions to GTx, at no cost to GTx, and execute any and all documents and do any and all things reasonably requested by GTx to vest and perfect GTx's interest in the Service Inventions. CSL further agrees to provide reasonable assistance to GTx, at GTx's expense, in making application for, obtaining, and from time to time, enforcing and defending GTx rights that may be required resulting from the Services performed, or to be performed, hereunder.

         4.4 CSL shall not use the name of GTx in any advertising or sales promotional material or in any other way without the prior written consent of GTx, except where required to do so in compliance with an official government or government agency request for information.

5.       PROPRIETARY INFORMATION

         5.1 "Proprietary Information" shall include, but shall not be limited to, information pertaining to compounds, formulations, products, data, know-how, business strategy, ideas, and concepts and shall be (i) written or documentary technical and business information of any kind relating to the subject matter hereof and identified by the disclosing Party with a conspicuous legend appearing on such written or documentary information that it contain proprietary information of the disclosing Party; (ii) orally or visually disclosed technical and business information relating to the subject, matter hereof which is identified at the time of disclosure as confidential and which GTx or CSL reduces to writing, with the proprietary information specifically identified, bearing the legend described in subsection (i) above and delivers such writing to the receiving Party no later than thirty (30) days after such oral or visual disclosure; and (iii) models, tools or other hardware disclosed and identified and confirmed in writing, as described in subsection (ii) above.

         5.2 CSL acknowledges and agrees that GTx will be disclosing Proprietary Information to CSL, (the "GTx Proprietary Information"). CSL agrees that it shall hold the GTx Proprietary Information in strict confidence, shall not disclose it to others or use it in any way, commercially or otherwise, except for purposes of performing its obligations under this Agreement. CSL further agrees to take all action necessary to protect the confidentiality of GTx including, without limitation, (a) implementing and enforcing operating procedures to minimize


                                       5.

the possibility of unauthorized use or copying of GTx Proprietary Information, and (b) obligating each of its subcontractors, by written agreement, to protect GTx's Proprietary Information.

         5.3 GTx acknowledges and agrees that CSL will be disclosing Proprietary Information to GTX, (the "CSL Proprietary Information"). GTx agrees that it shall hold the CSL Proprietary Information in strict confidence, shall not disclose it to others or use it in any way, commercially or otherwise, except for purposes of performing its obligations under this Agreement. GTx further agrees to take all action necessary to protect the confidentiality of CSL including, without limitation, (a) implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of CSL Proprietary Information, and (b) obligating each of its subcontractors, by written agreement, to protect CSL's Proprietary Information.

         5.4 CSL shall not disclose, without the prior written consent of GTx, any GTx Proprietary Information, and any files, documents, records, data, results, experiments, formulations, manufacturing logs, specifications, compounds, compositions, and Batch Records arising from the Services to any third party without the prior written consent of GTx, except to the Food and Drug Administration upon inspection. If, during an inspection of CSL by the Food and Drug Administration (FDA), any work owned by GTx is examined, GTx must be notified in writing of the extent and nature of the review. GTx will be notified verbally when an FDA inspection of CSL is scheduled which might include a review of GTx intellectual property. Directed FDA inspections for GTx's Products are not included in the scope of work and pricing in the current Agreement. A separate addendum will be necessary for FDA inspections, should inspections be required. Any correspondence with the FDA outside the scope of an inspection where CSL discloses GTx Proprietary Information requires written approval by GTx.

         5.5 All obligations of confidentiality and non-disclosure set forth herein will survive, without limitation, the expiration, or early termination, for any reason of this Agreement.

6.       TERMINATION

         6.1 TERM. The term of this Agreement shall commence upon the Effective Date hereof and shall remain in effect until the completion of each of the Services unless otherwise terminated in accordance with this Section.

         6.2      TERMINATION BY GTX. In the event that GTx demonstrates that:
1) the material or any Product is not safe or is toxic in animal or human experiments; and/or 2) the process work indicates that GTx's proposed Product is not feasible, GTx shall promptly inform CSL of such determination and GTx may immediately and unilaterally terminate the particular Service being provided by CSL pursuant to this Agreement.

         6.3 RENEWAL. This general terms of this Agreement will remain in effect for a term of five years, after which, both Parties can agree to renew or modify this Agreement.

         6.4 TERMINATION FOR BREACH. This Agreement may be terminated by either party in the event that the other party has not performed any material obligation or has otherwise breached any material term of this Agreement upon the expiration of [ * ] (or any longer cure period authorized by the non-breaching party with respect to any individual breach) after receipt


                                       6.

of written notice thereof if the breach or nonperformance is capable of cure and has not then been cured.

         6.5 EFFECT OF TERMINATION. Upon termination of any Service or termination of this Agreement, CSL shall immediately return to GTx at GTx's expense, all or any part of the material and any Product made as of the date of such Termination. CSL shall be entitled to reimbursement for all direct and indirect costs incurred or irrevocably obligated as of the date of such termination. In addition, CSL shall be entitled to [ * ] of the remaining amount of the contract price pertaining to any terminated Service which is unpaid at the time of termination, as set forth in Schedule 1 and each Addendum defining the then current Services. If the amount that GTx has previously paid to CSL exceeds the amount that is actually owed to it, CSL shall reimburse the balance to GTx within [ * ] of receipt of notice of termination. All materials provided by GTx unused at the effective date of termination shall be returned to GTx unless otherwise agreed to in writing.

7.       NOTICE

         7.1 All notices shall be in writing and shall be deemed to be delivered two (2) days after being deposited with a recognized international express courier service, or when sent by facsimile transmission promptly confirmed by return transmission. All notices shall be directed to CSL or GTx at the respective addresses first set forth above or to such other address as either party may, from time to time, designate by notice to the other party.

8.       REGULATORY MATTERS

         8.1 APPROVALS. CSL shall obtain all regulatory approvals, permits, licenses, clearances and notifications which it is required to have for the manufacture, shipment, sale or use of any product prior to any such manufacture, sale or use or shall ensure that such required approvals, permits, licenses, clearances and notifications are otherwise obtained. CSL shall provide GTx with all information that it may reasonably request in order to obtain or comply with any necessary regulatory approvals, permits, licenses, clearances and notifications for manufacture, shipment, sale or use of any product.

9.       GENERAL PROVISIONS

         9.1 WARRANTY. CSL warrants that it has the right to enter into the Agreement including these terms and conditions; that the execution of the Agreement and the terms and conditions and the performance by CSL of its obligations hereunder will not result in any breach or violation or default under any other agreement; that the execution, delivery and performance of the Agreement and the terms and conditions have been duly authorized; and that the Agreement and the terms and conditions constitute an agreement that is the legal, valid and binding obligation of CSL, enforceable against it in accordance with its terms.

         CSL warrants that it has the appropriate registrations, licenses and any other governmental authorizations to carry out its obligations under the Agreement and the terms and conditions.

                                       7.

         CSL warrants that it will perform all services and work under the Agreement and the terms and conditions in accordance with the Regulatory Requirements specified herein, and that it shall follow in all respects the terms and provisions of, and shall at all times meet the standards of quality specified in the Agreement and the terms and conditions.

         9.3 DISCLAIMER. CSL HEREBY MAKES NO OTHER WARRANTIES UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY; OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         9.4 If, as a result of CSL's negligence any of the materials and/or Products manufactured by CSL for GTx does not conform to the applicable specifications, GTx shall give CSL written notice of the nonconformity. CSL shall promptly rework or replace the nonconforming shipment, without charge, with a like amount that satisfies the applicable specifications within a period of time to be mutually agreed to by both parties. In the event that CSL is unable to produce a replacement amount of materials and/or Products that satisfies the applicable specifications within a reasonable time after receipt of the notice of nonconformity, GTx shall have no obligation to CSL for payment for the nonconforming shipment, and if payment has already been made, GTx shall be entitled to an immediate refund of the price of the nonconforming material and/or Product.

         9.5 CERTIFICATION OF ANALYSIS. Promptly on the date of each CSL shipment of any Product actually delivered to GTx or GTx designee and promptly on the date of each CSL shipment of Product, CSL shall furnish GTx with a certificate of analysis, in the form specified by GTx and signed by a CSL representative reasonably acceptable to GTx, which certifies the actual content of those components of the Product, which are identified in the applicable specifications. Notwithstanding the foregoing, GTx shall have the right to designate an independent laboratory to provide the certificate of analysis, in which case it shall so notify CSL in writing. No shipment of Product (except to the independent lab designated by GTx and except for developmental batches of Product provided to GTx or its designee) shall be made by CSL until it shall have received the appropriate certificate of analysis from the independent laboratory.

         9.6 STOP WORK ORDERS. Stop work orders may be issued in writing by GTx for any Service under this Agreement for an effective period [ * ] but only if received in writing by CSL. GTx's stop work orders [ * ] shall constitute a termination and be subject to the terms set forth in Section 6.2 unless extensions of the [ * ] stop work period are agreed to in writing by CSL. GTx will be responsible for reasonable costs that were incurred due to stoppage of the Service prior to completion. CSL will provide a detailed written list of such costs to which both parties must agree.

         9.7 LICENSES AND PERMITS (INTER-AND INTRASTATE SHIPMENTS). Persons intending to use any goods involving humans in clinical investigations must obtain an approved status for such use from the U.S. Food and Drug Administration. The responsibility to obtain appropriate

                                       8.

permits/licenses is that of GTx. Proof of permit/license may be requested at the discretion of the CSL.

         9.8 SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.9 RELATIONSHIP OF THE PARTIES. For purposes of this Agreement, CSL and GTx will be and shall act as independent contractors, and neither party is authorized to act as an agent or partner of, or joint venturer with, the other party for any purpose. Neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

         9.10 FORCE MAJEURE. Neither party shall be liable for any damages or penalty for any delay in performance of, or failure to perform, any obligation hereunder or for failure to give the other party prior notice thereof when such delay or failure is due to the elements, acts of God, delays in transportation, strikes or labor disputes, delays in delivery by vendors or other causes beyond that party's reasonable control.

         9.11 NO WAIVERS. No express or implied waiver by either party of any event of default hereunder shall in any way be or be construed as a waiver of any future or subsequent event of default.

         9.12 SURVIVAL. The respective rights and obligations of the parties under Article 4, 5 and 8 shall survive the termination of this Agreement.

         9.13 ENTIRE AGREEMENT. The parties acknowledge that this Agreement sets forth the complete, exclusive and integrated understanding of the parties which supersedes all proposals or prior agreements, oral or written, and all other prior communications between the parties relating to the subject matter of this Agreement.

         9.14 ASSIGNMENT. Neither this Agreement nor any rights granted hereby may be assigned by CSL without GTx's prior written consent. Any assignment of this Agreement by GTx shall require that it notify CSL in writing of any assignment.

         9.15 GOVERNING LAW. This Agreement, and any and all tort claims that may arise in connection with any product and any related services, will be governed by the substantive laws of the State of Missouri.

         9.16 INDEMNIFICATION/LIMITATION OF LIABILITY. Seller's liability for damages whether based on seller's negligence, breach of contract, warranty or otherwise, shall not exceed [ * ]. Seller shall not indemnify buyer or otherwise be liable in contract or in tort for special, indirect, incidental, or consequential damages such as, but not limited to, loss of profits or revenue. Buyer assumes all risk and liability resulting from use of the products delivered hereunder whether used singly or in combination with other products.

         9.17 Contract for Commercial Supplies. The parties acknowledge that this Agreement is for the manufacture and production of developmental material and services. If the manufacture


                                       9.

of commercial quantities of product is required, the parties will negotiate in good faith a commercial manufacturing agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 9th day of September, 2002.

CHEMSYN LABORATORIES                                   GTX, INC.
A DEPARTMENT OF
EAGLE-PICHER LABORATORIES, LLC

By: /s/ Bradley J. Waters                              By: /s/ Henry P. Doggrell
    --------------------------------------------           ---------------------

Title: CFO, Eagle Picher Tech, LLC                     Title: General Counsel
       -----------------------------------------              ---------------

Date: 9-6-02                                           Date: Sept. 9, 2002
      ------------------------------------------             -------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                      10.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE 1
                                PROJECT WORKSCOPE

RE: Please refer to CSL Inquiry No. 807836c

ChemSyn Laboratories (CSL) is pleased to submit this Project Workscope in response to your recent request.

I.       Proposed Scope of Work:

         Utilizing the current technology available, begin a synthesis of a variety of compounds and intermediates. [ * ] of the synthesis will begin with [ * ] of [ * ] to prepare intermediate [ * ]. All of the product will be carried forward to [ * ] to prepare intermediate [ * ]. Again, all of the product will be carried forward to [ * ] to prepare intermediate [ * ].

         At this point the product will be [ * ]. [ * ] will be delivered to GTx Inc. ([ * ]). The [ * ] ([ * ]) will be converted to the [ * ] of [ * ] ([ * ]). The [ * ] ([ * ]) will be used to synthesize the [ * ]
         ([ * ]). Synthesis of the [ * ] compound ([ * ]) requires process development. [ * ] is assumed to be similar to [ * ] in terms of time and materials. GTx Inc. will be contacted to verify the quantity of [ * ] compound for each of the [ * ] parts. Note, [ * ] of [ * ] product yields approximately [ * ] of final product.

Phase I Process Development Costs

         Perform two lab experiments [ * ]. These experiments allow the chemist to gain an understanding of the chemistry before the large batch is committed to the procedure. The first experiment will duplicate the best technology to date and identify any scale up issues with the small scale experimental procedure. The issues that are identified in the first experiment will cause changes to be tried in the second experiment before performing the large scale work.

                  Budget [ * ], [ * ]
                  Timing [ * ]




                                      11.

Inquiry No.: 807836c
Page 2

Phase II [ * ]
         [ * ]
               - Perform [ * ] of synthetic scheme starting from [ * ] of [ * ].
               - The yield is expected to be approximately [ * ] of the [ * ].
               Budget Synthesis                         [ * ],            $[ * ]
                        Project Management [ * ],                         $[ * ]
                                                                          ------
                                                       Total              $[ * ]
               Timing [ * ]

         [ * ] ([ * ] intermediate, yield approx. [ * ])
                    Budget Synthesis                    [ * ],            $[ * ]
                           In-Process HPLC, [ * ]                         $[ * ]
                           Project Management [ * ],                      $[ * ]
                                                                          ------
                                                       Total              $[ * ]
               Timing [ * ] after completion of any development work required.

         [ * ] ([ * ], yield approx. [ * ])
                  Assumption is that the technology for [ * ] will work for this [ * ].
                  Budget Synthesis [ * ],                                 $[ * ]
                           In-Process HPLC, [ * ]                         $[ * ]
                           Project Management [ * ],                      $[ * ]
                                                                          ------
                                                       Total              $[ * ]

               Timing [ * ] after completion of any development work required.

II.      Project Costs and Billing

          Process Development [ * ]                                       $[ * ]
          Synthesis [ * ]                                                 $[ * ]
          Perform [ * ]                                                   $[ * ]
          Perform [ * ]                                                   $[ * ]
                                                   Labor Total            $[ * ]
          Materials Estimate (cost [ * ] fee)                             $[ * ]
                                                   -----------------------------
                                                   Total                  $[ * ]

GTx shall reimburse CSL for all related project costs (estimated above) including direct labor, direct material, direct suppliers and waste disposal, as well as all other reasonable out-of pocket costs incurred by CSL with unaffiliated third parties in the performance of the project thirty days after issuance by CSL of an itemized invoice of such costs. CSL will invoice every thirty days for work completed during that period. WE ASK THAT GTX REMIT TO CSL THE [ * ] OF CONTRACT AMOUNT ([ * ]) AT THE COMMENCEMENT OF THE PROJECT.

A formal costs accounting system is maintained that is approved by or capable of being approved by Deloitte and Touche, our independent auditors; as well as the U.S. Government. CSL represents and certifies that it will maintain all fiscal records for three years from the date of final payment and all costs will be allocated to this project in accordance with CSL's disclosed accounting practices. Costs outlined above do not include any applicable taxes. Applicable state sales taxes will be assessed on all shipments and/or services unless proof of exemption for the destination state(s) can be provided.



                                      12.

Inquiry No.: 807836c
Page 3


III.     Period of Performance

         Process Development [ * ]                                      [ * ]
         Synthesis [ * ]                                                [ * ]
         Synthesis of [ * ]                                             [ * ]
         Synthesis of [ * ]                                             [ * ]


*- from the completion of any process development work required and from the completion of Synthesis [ * ]

IV.      Authorization

         The project described above may be authorized by returning to CSL a signed copy of our proposal and your purchase order. This proposal remains effective until Oct 05, 2002. Please reference Inquiry Number 807836c in all correspondence.

We appreciate your consideration of CSL to support your research endeavors. If you have questions or require additional information please contact me at (800) 233-6643. Thank you.

Sincerely,                                       Approved by GTx:


/s/ Scott B. Parker                              /s/ Karen Veverka
                                                 -----------------
                                                 Karen Veverka, Ph.D.
Scott B. Parker                                  Director ARTA Research
Sales and Marketing Manager                      Date   Sept. 09,2002
                                                        -------------

                               September 19, 2002

GTx, Inc. ("GTx") and ChemSyn Laboratories ("ChemSyn") herby agree to the following:

1. The attached Addendums 1 and 2 to Schedule 1 to the Production and Manufacturing Agreement dated September 9, 2002 (the "Contract"), describing additional Scope of Work to be undertaken by ChemSyn on behalf of GTx, is hereby approved by the Parties and shall become a part of the Contract.

2. Except as amended hereby, all other terms and provisions of the Contract shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of this 19th day of September, 2002.

                GTx, Inc.                            ChemSyn Laboratories

By:  /s/ Henry P. Doggrell                 By:  /s/ Donald R. Leggett
     ---------------------                      ---------------------

Title: General Counsel                     Title: Business Unit Leader
       ---------------                            --------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   Addendum 1

                                                     (CHEMSYN LABORATORIES LOGO)


Addendum 1

September 17, 2002

Dr. Karen Veverka
Director ARTA Research
GTx Inc.
3 North Dunlap
3rd Floor Van Vleet
Memphis, TN 38163

RE: Please refer to CSL Inquiry No. 807941a

Dear Karen:

ChemSyn Laboratories (CSL) is pleased to submit this proposal in response to your recent request.

I.       Proposed Scope of Work:

         [ * ] Synthesis ([ * ] Product)
               - Perform [ * ] of synthetic scheme starting from [ * ] of [ * ].
               - -The yield is expected to be approximately [ * ] of the [ * ].

II.      Project Costs and Billing (Fixed Fee)

         Budget Synthesis                          [ * ],             $[ * ]
         Project Management                        [ * ],             $[ * ]
         Materials (cost [ * ] fee)                                   $[ * ]
                                                   -------------------------
                                                    Total             $[ * ]

         WE ASK THAT GTX REMIT TO CSL THE [ * ] OF CONTRACT AMOUNT ($[ *]) AT THE COMMENCEMENT OF THE PROJECT. Payment terms are specified in the Production and Manufacturing Agreement dated September 9, 2002

III.     Deliverable

         Approximately [ * ] of [ * ], [ * ] product

IV.      Period of Performance

         Synthesis [ *] ([ * ] Product)                               [ * ]

                                                     (CHEMSYN LABORATORIES LOGO)


Inquiry No.: 807941a
September 17, 2002

Page 2



V.       Authorization

         The project described above may be authorized by returning to CSL a signed copy of our proposal and your purchase order. This proposal remains effective until October 15, 2002. Terms and conditions are attached. Please reference Inquiry Number 807941a in all correspondence.

We appreciate your consideration of CSL to support your research endeavors. If you have questions or require additional information please contact me at (800) 233-6643. Thank you.

Sincerely,                            Approved by GTx:

/s/ Scott B. Parker                   /s/ Karen Veverka /   M.S. Macbeth 9/18/02
                                      ------------------------------------------
                                      Karen Veverka, Ph.D.
Scott B. Parker                       Director ARTA Research
Sales and Marketing Manager           Date   9/17/02
                                             -------



                                       2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   Addendum 2

                                                     (CHEMSYN LABORATORIES LOGO)


Addendum 2

September 17, 2002

Dr. Karen Veverka
Director ARTA Research
GTx Inc.

3 North Dunlap
3rd Floor Van Vleet
Memphis, TN 38163

RE: Please refer to CSL Inquiry No. 808033a

Dear Karen:

ChemSyn Laboratories (CSL) is pleased to submit this proposal in response to your recent request.

1.       Proposed Scope of Work:

         This work is an extension of the Development Batch - Inquiry No.
         807836c

         Currently, [ * ] of [ * ] intermediate [ * ] ([ * ]) was prepared and [ * ] shipped to GTx for development work.

         This proposal consists of splitting the [ * ] into [ * ], synthesis of [ * ], synthesis of [ * ], an additional shipment to GTx Inc., and process development work for [ * ] This proposal does not include final release testing.

         1) [ * ].

         [ * ] of [ * ] will be used to synthesis [ * ]. The scope includes starting from [ * ] of [ * ] and performing [ * ] to synthesis [ * ] using the best technology available, non-GMP. [ * ] of [ * ] will be shipped to GTx Inc., the remainder will be used in [ * ]. [ * ] will be performed under GMP conditions to yield [ * ]. The targeted amount is [ * ] of [ * ]. [ * ] will require dedicated glassware, estimated to be [ * ].

         2) [ * ].

         [ * ] of [ * ] will be used to synthesize [ * ]. Starting with [ * ] of [ * ] should yield approx [ * ] of [ * ] ([ * ] product) non-GMP. The scope of Inquiry number 807836c included [ * ] ([ * ] intermediate, yield approx [ * ]). No additional cost is required for the larger scale in this proposal. [ * ] will be invoiced under Inquiry number 807836c. This current inquiry includes [ * ] performed under GMP conditions to yield [ * ]. The targeted amount is [ * ] of [ * ].

Inquiry No.: 808033a
September 17, 2002
Page 2

         3) Shipment to GTx

         [ * ] of [ * ] will be shipped to GTx [ * ].

         4) The remainder [ * ] of [ * ] will be used during Inquiry number 807836c for [ * ] for lab scale development of [ * ].

II.      Project Costs and Billing (Fixed Fee)

         1) [ * ]

         [ * ] ([ * ] intermediate, starting with [ * ] of [ * ])
                  Budget               Synthesis [ * ]                    $[ * ]
                  Project Management [ * ]                                $[ * ]

         [ * ] ([ * ] [ * ] GMP, yield target [ * ])
                  Budget           Synthesis [ * ]                        $[ * ]
                                   In-Process HPLC, [ * ]                 $[ * ]
                                   Project Management [ * ]               $[ * ]

        Materials Estimate (cost [ * ] fee)                               $[ * ]
        Dedicated glassware                                               $[ * ]
                                                        ------------------------
                                                        Total             $[ * ]

         2) [ * ]

         [ * ] ([ * ])             Included in Inquiry number 80 7836c
         [ * ] ([ * ] [ * ] GMP, yield target [ * ])
                  Budget           Synthesis [ * ]                        $[ * ]
                                   In-Process HPLC, [ * ]                 $[ * ]
                                   Project Management [ * ]               $[ * ]

         Materials Estimate (cost [ * ] fee)                              $[ * ]
                                                        ------------------------
                                                        Total             $[ * ]

         3) Shipment of Intermediate          Included in Inquiry number 807836c

         4) Phase I Process Development Costs Included in Inquiry number 807836c

                                                    GRAND TOTAL           $[ * ]


WE ASK THAT GTX REMIT TO CSL THE [ * ] OF CONTRACT AMOUNT ($[ * ]) AT THE COMMENCEMENT OF THE PROJECT. Payment terms are specified in the Production and Manufacturing Agreement dated September 9, 2002. Applicable state sales taxes will be assessed on all shipments and/or services unless proof of exemption for the destination state(s) can be provided.

                                                     (CHEMSYN LABORATORIES LOGO)


Inquiry No.: 808033a
September 17, 2002
Page 3



III.     Deliverables

         1) Approximately [ * ] of [ * ]
         2) Approximately [ * ] of [ * ]
         3) Shipment of [ * ] Included in Inquiry number 807836c
         4) Process Development Report Included in Inquiry number 807836c

IV.      Period of Performance

          Synthesis of [ * ]                                         [ * ]
          Synthesis of [ * ]                                         [ * ]
          Synthesis of [ * ]                                         [ * ]

V.       Authorization

         The project described above may be authorized by returning to CSL a signed copy of our proposal and your purchase order. This proposal remains effective until Oct 15, 2002. Please reference Inquiry Number 808033a in all correspondence.

We appreciate your consideration of CSL to support your research endeavors. If you have questions or require additional information please contact me at (800) 233-6643. Thank you.

Sincerely,                            Approved by GTx:

/s/ Scott B. Parker                   /s/ Karen Veverka / M.S. Macbeth  9/18/02
                                      -----------------------------------------
                                      Karen Veverka, Ph.D.
Scott B. Parker                       Director ARTA Research
Sales and Marketing Manager           Date    9/17/02
                                             --------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.